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                                                                  EXHIBIT (a)(3)

                             IONA TECHNOLOGIES PLC

                           NOTICE TO WITHDRAW TENDER
                                       OF
   OPTIONS TO PURCHASE ORDINARY SHARES, PAR VALUE E0.0025 PER SHARE, OF IONA
    TECHNOLOGIES PLC PURSUANT TO THE OFFER TO EMPLOYEES TO EXCHANGE CERTAIN OUTSTANDING OPTIONS TO PURCHASE ORDINARY SHARES, PAR VALUE E0.0025 PER SHARE, OF IONA TECHNOLOGIES PLC HAVING AN EXERCISE PRICE PER SHARE MORE THAN $3.00 FOR NEW
  OPTIONS UNDER THE IONA TECHNOLOGIES PLC 1997 SHARE OPTION SCHEME, AS AMENDED

           THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT,
          U.S. EASTERN TIME, ON NOVEMBER 13, 2002, UNLESS THE OFFER IS
                       EXTENDED BY IONA TECHNOLOGIES PLC

IONA Technologies PLC
The IONA Building
Shelbourne Road
Ballsbridge
Dublin 4
Ireland
Attention: Philip Pender
           Michael Farry
Telephone: 011-353-1-637-2000
Facsimile: 011-353-1-637-2842

DELIVERY OF THIS NOTICE TO WITHDRAW TENDER TO AN ADDRESS OTHER THAN AS SET FORTH
 ABOVE OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE
                      WILL NOT CONSTITUTE A VALID DELIVERY

     I previously received a copy of the Offer to Exchange dated October 16, 2002, the related Letter of Transmittal and this Notice to Withdraw Tender (all of which together, as may be amended from time to time, constitute the "Offer"). I elected to participate in the Offer and delivered the Letter of Transmittal, in which I tendered my options to purchase ordinary shares of IONA Technologies PLC (the "Company") under the Company's 1997 Share Option Scheme, as amended (the "1997 Scheme") the Genesis Development Corporation 1997 Stock Option Plan (the "Genesis Plan"), the Object-Oriented Concepts, Inc. Stock Plan (the "OOC Plan"), and/or the Netfish Technologies, Inc. 1999 Stock Option Plan (the "Netfish Plan"). I hereby irrevocably withdraw that tender and reject the offer to exchange my options.

     I understand that by rejecting the Offer, I will not receive any new options pursuant to the Offer and I will keep the options that I previously tendered pursuant to the Letter of Transmittal, unless before the expiration date of the Offer I deliver another Letter of Transmittal with respect to those options that is clearly dated after the date of this Notice, in accordance with the terms and conditions of the Offer. The withdrawn options will continue to be governed by the 1997 Scheme, the Genesis Plan, the OOC Plan or the Netfish Plan, as the case may be, and by the existing option agreements between the Company and me. I waive any right to receive any notice of the acceptance of this Notice to Withdraw Tender, except as provided for in the Offer to Exchange.
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SIGNATURE OF OWNER

x
------------------------------------------------   Date:
------------------  Time:
---------------------------
(Signature of Option Holder or Authorized Signatory)

Name:

--------------------------------------------------------------------------------
(Please Print) State Capacity, if not Option Holder:

The following information is required only if it is different than the previously delivered Letter of Transmittal that is withdrawn by this Notice:

Address:
--------------------------------------------------------------------------------
(Please include ZIP code)

Email Address:
--------------------------------------------------------------------------------

Telephone No. (with area code):
------------------------------------------------------------------------------

Tax ID/Social Security/PPS No.:
----------------------------------------------------------------------------

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       INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

     1. DELIVERY OF NOTICE TO WITHDRAW TENDER. A properly completed and duly executed original of this Notice to Withdraw Tender (this "Notice"), and any other documents required by this Notice, must be received by the Company at its address set forth on the first page of this Notice on or before the expiration date of the Offer. Email delivery will not be accepted.

     THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, EXCEPT THAT EMAIL DELIVERY WILL NOT BE ACCEPTED. DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE COMPANY. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

     By delivering this Notice, you will withdraw your tendered options and reject participation in the Offer. Tenders of options made pursuant to the Offer may be withdrawn at any time before the expiration date of the Offer. If the Offer is extended by the Company beyond that time, you may withdraw your tendered options at any time until the extended expiration of the Offer. In addition, you may also withdraw tendered options that are not accepted before 12:00 midnight, U.S. Eastern Time, on December 12, 2002. Withdrawals may not be rescinded and any options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer, unless such withdrawn options are properly re-tendered before the expiration date of the Offer by delivering another Letter of Transmittal following the procedures set forth in the Offer to Exchange and the Letter of Transmittal. By signing this Notice to Withdraw Tender, you waive any right to receive any notice of the withdrawal of the tender of your options, except as provided for in the Offer to Exchange.

     DELIVERY OF THIS NOTICE WILL WITHDRAW ALL OF YOUR PREVIOUSLY TENDERED OPTIONS. IF YOU WISH TO WITHDRAW SOME BUT NOT ALL OF YOUR TENDERED OPTIONS FROM THE OFFER, YOU SHOULD DELIVER THIS FORM AND DELIVER A NEW LETTER OF TRANSMITTAL WITH RESPECT TO THE OPTIONS YOU WISH TO TENDER, IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THE OFFER.

     2. SIGNATURES ON THIS NOTICE TO WITHDRAW TENDER. If this Notice is signed by the holder of the options tendered by the Letter of Transmittal, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject without alteration, enlargement or any change whatsoever. If this Notice is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing and proper evidence satisfactory to the Company of the authority of that person so to act must be submitted with this Notice.

     Signatures must be accompanied by the date and time of signature. In addition, you must include the following information if it is different than the information on the previously submitted Letter of Transmittal: current address, email address (if available), and social security number, personal public service number or other identification number, such as a tax identification number or national identification number.

     3. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange, the Letter of Transmittal or this Notice may be directed to Philip Pender and Michael Farry at the address given on the front cover of this Letter, by telephone at 011-353-1-637-2000 or by facsimile at 011-353-1-637-2842. Copies will be furnished promptly at the Company's expense.

     4. IRREGULARITIES. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any withdrawal of tender will be determined by the Company in its discretion, which determination shall be final and binding on all parties. The Company reserves the right to reject any or all Notices to Withdraw Tender that the Company determines are not in appropriate form or are unlawful to accept. The Company also reserves the right to waive any of the conditions of the Offer and any defect or
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irregularity in the withdrawal of any tendered options and the Company's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No withdrawal of tender will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with withdrawals of tender must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in withdrawals of tender and no person will incur any liability for failure to give any such notice.

     IMPORTANT: THIS NOTICE, TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE COMPANY ON OR BEFORE THE EXPIRATION DATE OF THE OFFER.

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